NEWS RELEASE


Contact: Richard E. Hansen
         Director, Investor Relations
         904-332-3287

                PSS WORLD MEDICAL REPORTS SECOND QUARTER RESULTS
                         All Objectives Met or Exceeded

Highlights:
o        All objectives met or exceeded for quarter
o        Cash conversion cycle at all-time low of 51.2 days
o        Return on committed capital increases to 10.2%
o        Strong sequential revenue growth at the physician division
o        Steady daily revenue growth at the long-term care division
o        Imaging equipment bookings grow 25%
o        Imaging division restructuring begins
o        Adoption of SFAS 142 eliminates over $100 million of goodwill

Jacksonville, Florida (October 30, 2001) - PSS World Medical, Inc. (Nasdaq/NM:PSSI) showed continued improvement in fundamentals as the Company announced today unaudited results for the second fiscal quarter and six months ended September 28, 2001.

David A. Smith, president, said, "Now that we have stabilized our business by paying off bank debt and rebuilding associate morale, the launch of our offensive programs, SRx and ANSWERS, is beginning to gain revenue momentum. Daily revenues in both the physician and long-term care businesses are showing significant growth as more of our sales professionals utilize these programs."

Smith also stated, "In the second half of the year, we will focus on implementing our plans for additional revenue growth plus the restructuring and rebuilding of our back office and distribution business model. Our future business model will continue to be based on customer satisfaction, strengthening the teamwork of our associates, and partnerships with our vendors - all contributing to long-term profitability.

"We recently added Bill Midgley as vice president of supply chain management to assist with the implementation of our plans. Bill is a great addition and a real veteran of supply chain innovation with over 15 years of experience at Sony. We have also engaged Heidrick & Struggles to begin a search for a chief financial officer for the Company."

PSSI Announces Second Quarter Results
Page 2
October 30, 2001


The Company continued to make progress towards its goals in the following areas:

Capital and Cost Reductions:
o Capital deployed reduction. The Company reduced capital deployed by $7.5 million in the second quarter and $45.7 million for the six months.
o Average committed capital reductions and returns. Average committed capital decreased $14.6 million in the second quarter and $44.2 million for the six months. For the second quarter, return on average committed capital for the Company increased to 10.2%, with the physician division increasing to 19.5%.
o Working capital changes. The Company made inventory safety stock investments of over $5 million in its imaging business during the quarter for the implementation of its centralized purchasing program. The Company reported the following working capital results for the six months compared with fiscal year end 2001:

        o Receivables days decreased from 48.6 to 46.7
        o Inventory turns increased from 8.4 to 8.5
        o Cash conversion cycle dropped from 60.2 days to 51.2 days
        o Debt-to-capitalization ratio improved from 32.2% to 29.8%

Offensive Initiatives:
o SRx. During the second quarter, the Company achieved the following positive results from the launch of its third phase of the specialty solutions programs for OB-GYN physicians:

                o Approximately 40% of the sales force utilizing program
                o Revenue and gross profit growth over 10% for all products on program
                o Over 1,800 physician sites participating in OB-GYN program
o ANSWERS. The Company is 85 days into the launch of the long-term care program with the following results:

                o Approximately 45% of the sales force utilizing program
                o 98 new customer contracts
                o $7.7 million of annualized revenue in program contracts

o Strategic Business Units (SBUs). The Company had its first full quarter in the new imaging business organization structure with the following results:

                o Equipment bookings are up 25% since April
                o Service contract revenue is up 8.7% during the last six months
                o Surgical SBU eliminated due to lack of profit potential
                o Women's health SBU revenues up 68% in the quarter

David Smith concluded by saying, "We have traction in all of the programs we initiated 12 months ago. We are building upon our foundation for long-term, continued shareholder value by undertaking the remainder of our major strategic initiatives in the third and fourth quarters. Restructuring charges will be associated with these strategies, but will be an important step to eliminate costs and build the right infrastructure on the new foundation."

For the three months ended September 28, 2001, net sales increased 0.5% to $448.4 million compared with $446.2 million for the same period last year. Net income for the quarter increased to $3.4 million, or $0.05 per diluted share, versus a loss of $1.0 million, or $0.01 per diluted share, for the prior year period.

For the six months ended September 28, 2001, net sales decreased 2.5% to $895.1 million compared with $917.8 million for the same period last year. Net income for the first half of fiscal 2002, excluding the cumulative effect of an accounting change as required by SFAS 142, increased 64.9% to $6.1 million, or $0.09 per diluted share, versus $3.7 million, or $0.05 per diluted share, for the prior year period.

PSSI Announces Second Quarter Results
Page 8
October 30, 2001

Early Adoption of SFAS 142. During the quarter ended June 30, 2001, PSS World Medical elected to early adopt the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). Upon adoption, SFAS 142 requires an initial transitional impairment test to evaluate the carrying value of goodwill. To assist in the implementation of SFAS 142, the Company retained the services of a consulting firm specializing in business valuations to evaluate the carrying value of goodwill at each of its business segments. As of September 28, 2001, the Company has completed the transitional impairment test and recorded a goodwill impairment loss of $90.1 million (net of income taxes of $14.4 million) at its Imaging business segment. Under SFAS 142, impairment losses resulting from the transitional impairment test are reported as a change in accounting principal and recorded as of the first day of the fiscal year of adoption. Accordingly, the Company has presented this loss as a change in accounting in the accompanying consolidated statements of operations as of March 31, 2001.

A listen-only simulcast and 30-day replay of PSS World Medical's second quarter conference call will be available online at www.pssworldmedical.com or www.streetevents.com on October 30, 2001, beginning at 11:00 a.m. Eastern time.

PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and imaging consumers through its three business units to customers in all 50 states. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company's website at www.pssworldmedical.com, and selecting "Investor Relations" and "Additional Financial Information." If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

Glossary of Terms:
SRx. SRx is the Physician division's automated marketing program tailored to physician specialties, combining disease states, pharmaceutical therapeutics, diagnostic tests, and reimbursement. ANSWERS. ANSWERS is the Long Term Care division's best-practice marketing program, which aligns the best practices of nursing homes with the most efficient distribution activities, producing savings for both customers and distributors.

                             PSS WORLD MEDICAL, INC.
                 Unaudited Consolidated Statements of Operations
                      (In millions, except per share data)


                                                                Three Months Ended        Six Months Ended
                                                                ------------------      ---------------------------
                                                                  Sept. 28,   Sept. 29,    Sept. 28,     Sept. 29,
                                                                    2001         2000         2001         2000
                                                                -----------  -----------  -----------   -----------
Net sales                                                       $     448.4  $     446.2  $     895.1   $    917.8
Cost of goods sold                                                    343.9        344.6        688.9        702.0
                                                                -----------  -----------  -----------   ----------
     Gross profit                                                     104.5        101.6        206.2        215.8

General and administrative expenses                                    69.2         65.6        137.0        134.5
Selling expenses                                                       27.1         28.7         53.6         58.1
International business exit charge                                      -            -           (0.5)         -
Special charges                                                         0.3          4.2          0.9          7.8
                                                                -----------  -----------  -----------   ----------
     Income from operations                                             7.9          3.1         15.2         15.4

Other income (expense):
     Interest expense                                                  (3.0)        (4.7)        (7.2)        (9.7)
     Interest and investment income                                     0.1          0.6          0.3          1.3
     Other income                                                       0.5          0.7          1.4          1.5
                                                                -----------  -----------  -----------   ----------
                                                                       (2.4)        (3.4)        (5.5)        (6.9)

Income (loss) before provision for income taxes
     and cumulative effect of accounting change                         5.5         (0.3)         9.7          8.5
Provision for income taxes                                              2.1          0.7          3.6          4.8
                                                                -----------  -----------  -----------   ----------

Income (loss) before cumulative effect
     of accounting change                                               3.4         (1.0)         6.1          3.7
Cumulative effect of accounting change
     (net of income taxes of $14.4)                                     -            -          (90.1)         -
                                                                -----------  -----------  -----------   -----------

     Net income (loss)                                          $       3.4  $      (1.0) $     (84.0)  $      3.7
                                                                ===========  ===========  ===========   ==========

Earnings per share - basic:
     Income (loss) before cumulative effect
       of accounting change                                     $      0.05  $     (0.01) $      0.09   $     0.05
     Cumulative effect of accounting change                             -            -          (1.27)         -
                                                                -----------  -----------  -----------   -----------
         Net income (loss)                                      $      0.05  $     (0.01) $     (1.18)  $     0.05
                                                                ===========  ===========  ===========   ==========

Earnings per share - diluted:
     Income (loss) before cumulative effect
       of accounting change                                     $      0.05  $     (0.01) $      0.09   $     0.05
     Cumulative effect of accounting change                             -            -          (1.26)         -
                                                                -----------  -----------  -----------   -----------
         Net income (loss)                                      $      0.05  $     (0.01) $     (1.17)  $     0.05
                                                                ===========  ===========  ===========   ==========

Weighted average shares (in thousands):
   Basic                                                             71,165       71,187       71,166        71,187
   Diluted                                                           71,832       71,206       71,649        71,258


                             PSS WORLD MEDICAL, INC.
                 Unaudited Condensed Consolidated Balance Sheet
                      (In millions, except per share data)

                                                                                                     September 28,
                                                                                                          2001
                                                                                                     -------------
                                     ASSETS

Current Assets:
     Cash and cash equivalents                                                                       $        24.2
     Marketable securities                                                                                     0.2
     Accounts receivable, net                                                                                235.5
     Inventories, net                                                                                        161.5
     Prepaid expenses and other                                                                               43.7
                                                                                                     -------------
         Total current assets                                                                                465.1

Property and equipment, net                                                                                   80.8
Other Assets:
     Goodwill                                                                                                 60.6
     Intangibles, net                                                                                         17.0
     Other                                                                                                    32.6
                                                                                                     -------------
         Total assets                                                                                $       656.1
                                                                                                     =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Bank revolver                                                                                   $        10.9
     Accounts payable                                                                                        143.0
     Accrued expenses                                                                                         34.5
     Other                                                                                                    13.7
                                                                                                     -------------
         Total current liabilities                                                                           202.1
Long-term debt                                                                                               125.0
Other                                                                                                          8.1
                                                                                                     -------------
         Total liabilities                                                                                   335.2
                                                                                                     -------------

Shareholders' Equity:
     Preferred stock, $.01 par value; 1,000,000 shares authorized,
        no shares issued and outstanding                                                                       -
     Common stock, $.01 par value; 150,000,000 shares authorized,
        71,161,086 shares issued and outstanding at September 28, 2001                                         0.7
     Additional paid-in capital                                                                              349.3
     Accumulated deficit                                                                                     (29.1)
                                                                                                     -------------
         Total shareholders' equity                                                                          320.9
                                                                                                     -------------
         Total liabilities and shareholders' equity                                                  $       656.1
                                                                                                     =============


                             PSS WORLD MEDICAL, INC.
            Unaudited Condensed Consolidated Statement Of Cash Flows
                                  (In millions)

                                                                                                      Three Months
                                                                                                          Ended
                                                                                                      September 28,
                                                                                                          2001
                                                                                                     --------------
Cash Flows From Operating Activities:
     Net income                                                                                              $ 3.4
     Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation                                                                                           3.0
        Amortization of intangible assets                                                                      1.5
        Amortization of debt issuance costs                                                                    0.3
        Provision for doubtful accounts                                                                        1.5
        Changes in operating assets and liabilities, net of effects from business acquisitions:
           Accounts receivable                                                                                (7.9)
           Inventories, net                                                                                    0.9
           Prepaid expenses and other current assets                                                           8.2
           Other assets                                                                                       (2.6)
           Accounts payable, accrued expenses, and other liabilities                                           5.0
                                                                                                     -------------
                Net cash provided by operating activities                                                     13.3
                                                                                                     -------------

Cash Flows From Investing Activities:
     Proceeds from sales and maturities of marketable securities                                               0.1
     Capital expenditures                                                                                     (5.7)
     Payments on non-compete agreements                                                                       (0.2)
                                                                                                     -------------
                Net cash used in investing activities                                                         (5.8)
                                                                                                     -------------

Cash Flows From Financing Activities:
     Proceeds from borrowings                                                                                 42.9
     Repayment of borrowings                                                                                 (54.5)
                                                                                                     -------------
                Net cash used in financing activities                                                        (11.6)
                                                                                                     -------------

Net decrease in cash and cash equivalents                                                                     (4.1)

Cash and cash equivalents, beginning of period                                                                28.3
                                                                                                     -------------
Cash and cash equivalents, end of period                                                             $        24.2
                                                                                                     =============



                             PSS WORLD MEDICAL, INC.
                         Unaudited Operating Highlights
                                  (In millions)

                                                                   Three Months Ended          Six Months Ended
                                                                ------------------------  ---------------------------
                                                                  Sept. 28,   Sept. 29,    Sept. 28,     Sept. 29,
                                                                    2001         2000         2001         2000
                                                                -----------  -----------  -----------   -------------

                                  Segment Data

Net Sales:
Physician division                                              $     176.1  $     170.2  $     347.4   $    348.1
Imaging division                                                      176.6        183.0        356.2        379.4
Long-term care division                                                95.7         89.9        191.1        182.1
International and other                                                -             3.1          0.4          8.2
                                                                -----------  -----------  -----------   ----------

                                                                $     448.4  $     446.2  $     895.1   $    917.8
                                                                ===========  ===========  ===========   ==========

Operating Income (Loss):
Physician division                                              $       6.4  $       1.9  $      12.1   $     13.2
Imaging division                                                        0.1          1.4          0.3          3.6
Long-term care division                                                 2.3          1.8          4.0          3.6
International and other                                                (0.9)        (2.0)        (1.2)        (5.0)
                                                                -----------  -----------  -----------   ----------

                                                                $       7.9  $       3.1  $      15.2   $     15.4
                                                                ===========  ===========  ===========   ==========


Cash Conversion Highlights:

                                                                                                       Cash
                                      DSO                   DOH                   DIP             Conversion Days
                             --------------------  --------------------  --------------------  --------------------
                               FY 02      FY 02    FY 02        FY 02      FY 02      FY 02      FY 02      FY 02
                                Q1         Q2         Q1         Q2         Q1         Q2         Q1         Q2
                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Physician division                46.4       46.2       42.4       41.6       34.9       41.1       53.9       46.7
Imaging division                  40.8       41.8       42.3       46.6       34.6       36.7       48.5       51.7
Long-term division                58.7       56.5       36.1       35.4       32.8       34.9       62.0       57.0
                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated                      47.0       46.7       41.4       42.4       34.7       37.9       53.7       51.2
                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                     -END -

                             PSS WORLD MEDICAL, INC.
                         Unaudited Operating Highlights
                                  (In millions)

                                                        Fiscal Year 2001                        Fiscal Year 2002
                                        -------------------------------------------------    ----------------------
                                          First      Second       Third         Fourth        First       Second
Operations:                              Quarter     Quarter      Quarter       Quarter      Quarter      Quarter
                                        -------- -----------  -----------  -------------     ------------ ---------
   Revenue:
     Physician division                 $   177.9    $   170.2    $   168.7     $  172.6     $  171.3     $  176.1
     Imaging division                       196.4        183.0        180.8        177.7        179.6        176.6
     Long-term division                      92.2         89.9         92.6         92.9         95.4         95.7
     International and other                  5.1          3.1          7.3          4.4          0.4          -
                                        ---------    ---------    ---------     --------     --------     ---------
                                        $   471.6    $   446.2    $   449.4     $  447.6     $  446.7     $  448.4
   EBITDA:
     Physician division                 $    13.2    $     3.8    $     8.7     $    0.8     $    7.4     $    8.1
     Imaging division                         5.2          4.6          2.9         (1.0)         2.5          2.6
     Long-term division                       3.0          3.0        (18.7)         1.9          2.5          2.9
     International and other                 (2.8)        (1.9)       (19.8)        (4.1)         0.1         (0.7)
                                        ----------   ----------   ----------    ---------    --------     --------
                                        $    18.6    $     9.5    $   (26.9)    $   (2.4)    $   12.5     $   12.9
Ratio to Revenues:
   Gross margin percentage                   24.2%        22.8%        23.3%        21.4%        22.8%        23.3%
   SG&A expenses percentage                  21.6%        22.0%        31.1%        23.2%        21.1%        21.5%
   Operating income percentage                2.6%         0.7%        (7.8%)       (1.9%)        1.6%         1.8%

Asset Management:
   Operational working capital (1)      $   331.5    $   333.8    $   301.8     $  272.3     $  245.0     $  254.0
   Sequential quarter percent change         (1.9%)        0.7%        (9.6%)       (9.8%)      (10.0%)        3.7%
   Average committed capital            $   472.3    $   472.8    $   460.8     $  433.2     $  403.6        389.0
   Return on committed capital (2)           13.7%         5.9%       (27.1%)       (4.7%)        9.6%        10.2%
   Capital expenditures investment            4.5          5.6          6.4          6.4          6.1          5.7

   Bank debt                            $   107.0    $   113.8    $    94.9     $   66.8     $   22.5     $   10.9
   Cash and cash equivalents                 41.8         42.2         36.9         34.4         28.3         24.2
                                        ---------    ---------    ---------     --------     --------     --------
   Net bank debt                             65.2         71.6         58.0         32.4         (5.8)       (13.3)
   Senior subordinated notes                125.0        125.0        125.0        125.0        125.0        125.0
                                        ---------    ---------    ---------     --------     --------     --------
     Net debt                           $   190.2    $   196.6    $   183.0     $  157.4     $  119.2     $  111.7
                                        ---------    ---------    ---------     --------     --------     --------

(1) Operational working capital equals accounts receivables plus inventory minus accounts payable.

(2) Return on committed capital equals EBIT plus amortization divided by the sum of total assets less cash, net intangibles, other current and non-current liabilities, and accounts payable For the quarter ended June 29, 2001, the return on committed capital calculation excludes the income statement impact of $90.1 million goodwill impairment loss that resulted from the adoption of SFAS 142.